UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NEWPORT CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

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NEWPORT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2003

To the Stockholders of Newport Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Newport Corporation will be held at our corporate headquarters, 1791 Deere Avenue, Irvine, California 92606 on Wednesday, May 21, 2003, at 9:00 a.m. PDT, for the purpose of considering and acting upon the following:

1.	To elect two Class III directors to serve for four years;

2.	To approve the amendment and restatement of Newport’s Employee Stock Purchase Plan;

3.	To ratify the appointment of Ernst & Young LLP as Newport’s independent auditors for the fiscal year ending December 31, 2003; and

4.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on April 3, 2003 will be entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy as promptly as possible in the enclosed envelope. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By order of the Board of Directors

Jeffrey B. Coyne Vice President, General Counsel and Corporate Secretary

April 18, 2003

Irvine, California

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY.

NEWPORT CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

PROXY STATEMENT AND SOLICITATION OF PROXIES

Solicitation by Board.    This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 21, 2003.

Solicitation of Proxies and Related Expenses.    All expenses incurred in connection with this solicitation shall be borne by us. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, facsimile or electronic transmission or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $5,000, plus out-of-pocket expenses.

Mailing Date.    This proxy statement and the accompanying proxy are being mailed on or about April 18, 2003 to our stockholders of record as of the close of business on April 3, 2003, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

Shares Outstanding.    As of the record date, there were 38,654,616 shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

Voting Rights.    A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors. In determining whether any other proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted.

Vote Required.    A quorum is required for the approval of any of the proposals set forth herein. Directors will be elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy.

Voting of Proxies.    The persons named as proxies in the accompanying proxy were designated by our Board and are our officers. All proxies that are properly completed, signed and returned to us prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR election of the director nominees listed therein, FOR the approval of the amendment and restatement of our Employee Stock Purchase Plan, and FOR ratification of our appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003.

Revoking a Proxy.    Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the annual meeting, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of the proxy.

STOCKHOLDER NOMINATIONS AND PROPOSALS

In accordance with our bylaws, stockholders may submit a nomination of a candidate for election as director by delivering to our Corporate Secretary, not less than sixty days prior to the date of any meeting at which directors are to be elected, a notice setting forth (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares of our capital stock which are beneficially owned by such nominee, and (4) other information concerning such nominee as would be required under the then-current rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. Any such notice shall be accompanied by a signed consent of such nominee to serve as a director, if elected. If our Board determines any nomination made by a stockholder was not made in accordance with the foregoing procedures, such nomination will be void, and any such determination by our Board shall be conclusive and binding on all persons.

Any stockholder desiring to submit a proposal for action at our 2004 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our principal place of business no later than December 19, 2003 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities Exchange Act of 1934, as amended. The amendment governs our use of our discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in our proxy statement. The amendment provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting will be held in May 2004. If we do not receive any stockholder proposals for our 2004 annual meeting before March 4, 2004, we will be able to use our voting authority as outlined above.

OTHER MATTERS

Management is not aware of any other matters that will be presented for consideration at our 2003 annual meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

NEWPORT CORPORATE OFFICE

Our corporate offices are located at 1791 Deere Avenue, Irvine, California 92606.

ANNUAL REPORT

Our Annual Report to Stockholders for the fiscal year ended December 31, 2002 is being mailed concurrently with this proxy statement to all stockholders of record as of April 3, 2003. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board currently consists of eight directors, divided into four classes. One class of directors is elected each year for a term of four years. At our 2003 annual meeting, two directors will be elected to serve as Class III directors until our annual meeting in 2007. Our Class I directors will continue to serve until our annual meeting in 2005, our Class II directors will continue to serve until our annual meeting in 2006, and our Class IV directors will continue to serve until our annual meeting in 2004.

CLASS III DIRECTOR NOMINEES

Our Board of Directors has nominated the individuals set forth below to serve as Class III directors until our annual meeting of stockholders in 2007:

Name	Principal Occupation	Age	Director Since
C. Kumar N. Patel	Professor of Physics and Astronomy, University of California, Los Angeles; Chairman and Chief Executive Officer, Pranalytica, Inc.	64	1986

Peter J. Simone	Independent Consultant	55	2003

C. Kumar N. Patel was elected to the Board in 1986. Dr. Patel was Vice Chancellor-Research, University of California, Los Angeles from 1993 to 1999, and in January 2000 he was appointed to the position of Professor of Physics and Astronomy. Since February 2000, Dr. Patel has also served as Chairman and Chief Executive Officer of Pranalytica, Inc., a company involved in ultra-low level trace gas detection technologies. Previously, he was employed by AT&T Bell Laboratories, a telecommunications research company, as Executive Director of the Research, Materials Science, Engineering and Academic Affairs Division from 1987 to 1993 and as Executive Director, Physics and Academic Affairs Division from 1981 to 1987. He joined Bell Laboratories in 1961.

Peter J. Simone was appointed to the Board in March 2003 to fill the existing vacancy in Class III. Mr. Simone currently serves as an independent consultant to several venture capital firms and venture-funded private companies. From June 2001 to December 2002, Mr. Simone served as Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company, prior to its acquisition by Novellus Systems, Inc. From August 2000 to February 2001, Mr. Simone was President and a director of Active Control eXperts, Inc. (“ACX”), a vibration isolation technology company. He was a consultant to ACX from January 2000 to August 2000. From April 1997 to January 2000, Mr. Simone served as President and Chief Executive Officer and a director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier manufacturers. From December 1992 to November 1996, he served as Group Vice President of the Time/Data Systems Division of Simplex Time Recorder Company, Inc., a manufacturer of time, attendance, building life safety and security systems. Mr. Simone serves on the boards of directors of two other public companies: Cymer, Inc. and Oak Technology, Inc.

Unless otherwise instructed, the enclosed proxy will be voted in favor of the election of Dr. Patel and Mr. Simone as the Class III directors. The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by our Board.

The Board of Directors recommends a vote “FOR” the election of Dr. Patel and Mr. Simone as Class III directors.

CONTINUING DIRECTORS

The following directors will continue to serve on our Board:

Name	Principal Occupation	Age	Class	Term Expires	Director Since
Robert G. Deuster	Chairman, President and Chief Executive Officer, Newport Corporation	52	I	2005	1996

R. Jack Aplin	Independent Investor	71	IV	2004	1989

Robert L. Guyett	President and Chief Executive Officer, Crescent Management Enterprises, LLC	66	II	2006	1990

Michael T. O’Neill	President and Chief Executive Officer, Miragene, Inc.	62	I	2005	2003

Kenneth F. Potashner	Chairman, Maxwell Technologies, Inc.	45	II	2006	1998

Richard E. Schmidt	Independent Investor	71	IV	2004	1991

Robert G. Deuster joined us in May 1996 as President and Chief Executive Officer and, in June 1997, became Chairman of the Board. From 1985 to 1996, Mr. Deuster served in various senior management positions at Applied Power, Inc., an international manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of the Barry Controls Division from 1989 to 1994, President of the APITECH Division from 1986 to 1989 and Vice President of Sales and Marketing of the Enerpac Division from 1985 to 1986. From 1975 to 1985, he held engineering and marketing management positions at General Electric Company’s Medical Systems Group.

R. Jack Aplin was elected to the Board in 1989. From 1989 to the present Mr. Aplin has been an independent investor. Mr. Aplin was Chairman of the Board, President and Chief Executive Officer of Spectramed, Inc., an international medical products company, from 1986 to 1989.

Robert L. Guyett was elected to the Board in 1990. Since April 1996, Mr. Guyett has been President and Chief Executive Officer of Crescent Management Enterprises, LLC, a financial management and investment advisory services firm. From May 1995 to December 1996, he was a consultant to Engelhard Corporation, an international specialty chemical and precious metals company. Between September 1991 and May 1995, Mr. Guyett served as Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Engelhard Corporation. From January 1987 to September 1991, he was the Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Fluor Corporation, an international engineering and construction firm. Mr. Guyett also currently serves as the Treasurer and a director of the Christopher Reeve Paralysis Foundation. Mr. Guyett serves on the board of directors of one other public company, Maxwell Technologies, Inc.

Michael T. O’Neill was appointed to the Board in April 2003 to fill the existing vacancy in Class I. Since November 2000, Mr. O’Neill has served as President and Chief Executive Officer of Miragene, Inc., a biotechnology company. From May 1995 to October 2000, Mr. O’Neill served as an independent consultant to several private companies in the biotechnology industry. From 1973 to 1995, Mr. O’Neill was employed by Beckman Instruments, Inc., a manufacturer of automated analytical systems for the life and health sciences market, in various management positions, most recently as Senior Vice President, Worldwide Commercial Operations from 1993 to 1995, and as Group Vice President, Life Sciences Operations from 1989 to 1993.

Kenneth F. Potashner was elected to the Board in 1998. Since 1996, Mr. Potashner has been Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of pulsed power based systems and components. From November 1998 to August 2002, Mr. Potashner was President, Chief Executive Officer and Chairman of SONICblue Incorporated (formerly S3 Incorporated), a supplier of digital media appliances and services. From 1996 to October 1998, he was also President and Chief Executive Officer of Maxwell Technologies. Mr. Potashner was Executive Vice President and General Manager of Disk Drive Operations for Conner Peripherals, a manufacturer of storage systems, from 1994 to 1996. From 1991 to 1994, he was Vice President, Worldwide Product Engineering for Quantum Corporation, a manufacturer of disk drives. From 1981 to 1991, he held various engineering management positions with Digital Equipment Corporation, a manufacturer of computers and peripherals, culminating with the position of Vice President of Worldwide Product Engineering in 1991. Mr. Potashner serves on the board of directors of one other public company, Maxwell Technologies, Inc.

Richard E. Schmidt joined us in September 1991 as Chairman and Chief Executive Officer. From August 1993 until February 1995 and from November 1995 until May 1996, he held the additional position of President. Mr. Schmidt retired from the positions of President and Chief Executive Officer in May 1996 and from the position of Chairman in June 1997. From December 1990 to September 1991, Mr. Schmidt served as a consultant to Sundstrand Corporation, an aerospace and power transmission company. From September 1984 to December 1990, Mr. Schmidt was President and Chief Executive Officer of Milton Roy Company, an international manufacturer of measuring instruments and systems, and was its Chairman from 1986 to December 1990. Mr. Schmidt serves on the board of directors of one other public company, Hycor Biomedical Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board held seven meetings (including telephonic meetings) during the fiscal year ended December 31, 2002. Each director attended at least seventy-five percent of the aggregate of the number of meetings of the Board (held during the period for which he has been a director) and the number of meetings held by all committees of the Board on which he served (during the periods that he served).

Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Investment Committee. Each committee operates under a written charter adopted by the Board. A copy of the current charter of the Audit Committee is included as Appendix A to this proxy statement.

The Audit Committee is comprised of three directors. The current members are Messrs. Guyett (Chairman), Patel and Simone. None of the members of the Audit Committee are or have been our officers or employees and each member qualifies as an independent director under the existing and currently proposed listing standards of the Securities and Exchange Commission and the Nasdaq Stock Market. The Audit Committee held ten meetings (including telephonic meetings) during the fiscal year ended December 31, 2002. The Audit Committee has the sole authority to appoint and, when deemed appropriate, replace our independent auditors (subject to ratification by our stockholders). The Audit Committee has the responsibility to evaluate the qualifications and independence of our independent auditors; to review and approve the scope and results of the annual audit; to evaluate with the independent auditors our financial staff and the adequacy and effectiveness of our systems and internal financial controls; to review and discuss with management and the independent auditors the content of our financial statements prior to the filing of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K; to review the content and clarity of our proposed communications with investors regarding our operating results and other financial matters; to review significant changes in our accounting policies; to establish procedures for receiving, retaining and investigating reports of illegal acts involving us and supervise the investigation of any such reports; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present.

The Compensation Committee is comprised of three directors. The current members are Messrs. Aplin (Chairman), Potashner and Schmidt. Each member of the Compensation Committee qualifies as an independent director under the existing and currently proposed listing standards of the Securities and Exchange Commission and the Nasdaq Stock Market. The Compensation Committee held three meetings (including telephonic meetings) during the fiscal year ended December 31, 2002. The Compensation Committee has the responsibility to develop guidelines for, evaluate and approve executive officer compensation and benefit plans, programs and agreements; to administer our stock incentive plans, stock purchase plans and similar incentive plans; and to develop guidelines for and approve grants of stock options to key personnel under such incentive plans.

The Corporate Governance and Nominating Committee is comprised of three directors. The current members are Messrs. Potashner (Chairman), Guyett and Schmidt. Each member of the Corporate Governance and Nominating Committee qualifies as an independent director under the existing and currently proposed listing standards of the Securities and Exchange Commission and the Nasdaq Stock Market. The Corporate Governance and Nominating Committee held one meeting during the fiscal year ended December 31, 2002. The Corporate Governance and Nominating Committee has the responsibility to ensure that the Board is properly constituted to meet its fiduciary obligations to us and our stockholders and that we have and follow appropriate governance standards. To carry out this purpose, the Corporate Governance and Nominating Committee has the responsibility to develop, continually assess and monitor compliance with appropriate corporate governance guidelines; to evaluate the size and composition of our Board, the criteria for Board membership, and the independence of Board members; to oversee the evaluation of the performance of our Board and its committees and our management; to assist our Board in establishing appropriate committees and to recommend members for such committees; and to identify, evaluate and recommend to our Board candidates for nomination and election as members of our Board. The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders for our Board, which may be submitted by writing to our Corporate Secretary giving the recommended candidate’s name, biographical data and qualifications.

The Investment Committee is comprised of three directors. The current members are Messrs. Guyett (Chairman), O’Neill and Simone. Each member of the Investment Committee qualifies as an independent director under the existing and currently proposed listing standards of the Securities and Exchange Commission and the Nasdaq Stock Market. The Investment Committee held two meetings during the fiscal year ended December 31, 2002. The Investment Committee has the responsibility to adopt and continually assess our investment policy for our investment portfolio managers; to oversee the management of our investment portfolio and evaluate the performance of the portfolio managers; and to review and make recommendations to the Board with respect to certain significant capital spending proposals.

EXECUTIVE OFFICERS

We currently have seven executive officers elected on an annual basis to serve at the pleasure of our Board:

Name	Age	Title
Robert G. Deuster	52	Chairman, President and Chief Executive Officer
Charles F. Cargile	38	Vice President and Chief Financial Officer
Jeffrey B. Coyne	36	Vice President, General Counsel and Corporate Secretary
Kevin T. Crofton	42	Vice President and General Manager, Advanced Packaging and Automation Systems Division
Alain Danielo	56	Vice President and General Manager, Industrial and Scientific Technologies Division, European Operations
Robert J. Phillippy	42	Vice President and General Manager, Industrial and Scientific Technologies Division, U.S. Operations
Gary J. Spiegel	52	Vice President, Worldwide Sales and Marketing

Mr. Deuster’s biography is presented on page 4. The biographies of our other executive officers are set forth below.

Charles F. Cargile joined us in October 2000 as Vice President and Chief Financial Officer. Prior to joining us, Mr. Cargile was Vice President, Finance and Corporate Development for York International Corporation, a manufacturer of air conditioning and refrigeration products. He joined York in November 1998, and served in a number of executive positions, including Corporate Controller and Chief Accounting Officer, until his promotion to Vice President, Finance and Corporate Development in February 2000. Prior to joining York, Mr. Cargile was employed by Flowserve Corporation, a manufacturer of highly-engineered pumps, seals and valves primarily for the petroleum and chemical industries, in various positions, most recently as Corporate Controller and Chief Accounting Officer from February 1995 to November 1998.

Jeffrey B. Coyne joined us in June 2001 as Vice President, General Counsel and Corporate Secretary. Prior to joining us, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, our outside corporate counsel, from January 2000 to June 2001, and was an associate attorney at such firm from February 1994 to December 1999. From November 1991 to February 1994, Mr. Coyne was an associate attorney at Pillsbury Madison & Sutro, an international law firm. Mr. Coyne is a member of the State Bar of California and the Orange County Bar Association.

Kevin T. Crofton joined us in January 2002 as Vice President and General Manager of our Fiber Optics and Photonics Division. In August 2002, he became Vice President and General Manager of our Advanced Packaging and Automation Systems Division, as a result of a realignment of our divisions. Prior to joining us, Mr. Crofton served as Managing Director and General Manager of the Chemical Mechanical Planarization/Clean Products Group of Lam Research Corporation, a major supplier of semiconductor capital equipment, from July 1999 to December 2001. From May 1994 to July 1999, he held various other positions with Lam Research, including Director of Product Management and Product Support for Lam Research’s conductor etch product lines. Prior to joining Lam Research, Mr. Crofton held various positions at the United Technologies Chemical Systems Division of Pratt & Whitney, a designer and manufacturer of aircraft engines, gas turbines and space propulsion systems, from December 1987 to May 1994, mostly recently as Program Manager for Advanced Product Development.

Alain Danielo joined us in January 1995 as President and General Manager of our French subsidiary Micro-Controle S.A. In November 1995, he was elected Vice President of Newport with responsibility for our European Operations. In August 1999, he was appointed to the position of Vice President and General Manager, Industrial and Scientific Technologies Division, European Operations. Prior to joining us, Mr. Danielo was Managing Director of the Electronics Division of Valeo S.A., an automobile parts company, from 1989 to 1995. From 1985 to 1989 he was General Manager of Molex France S.A.R.L., a manufacturer of electronic components.

Robert J. Phillippy joined us in April 1996 as Vice President and General Manager of our Science and Laboratory Products Division. In August 1999, he was appointed to the position of Vice President and General Manager, Industrial and Scientific Technologies Division, U.S. Operations. Prior to joining us, Mr. Phillippy was Vice President of Channel Marketing at Square D Company, an electrical equipment manufacturer, from 1994 to 1996. He joined Square D Company in 1984 as a sales engineer and held various sales and marketing management positions with that company prior to his election as Vice President in 1994.

Gary J. Spiegel was appointed to the position of Vice President with responsibility for domestic sales in June 1992. He assumed responsibility for the sales of MikroPrecision Instruments, Inc., a subsidiary we acquired in January 1996. During 1997, Mr. Spiegel was assigned additional responsibility for export sales including our sales subsidiaries in Canada and Taiwan. Since that time he has assumed responsibility for sales from each of our subsequent acquisitions. In March 2002, Mr. Spiegel was appointed Vice President, Worldwide Sales and Marketing, expanding his role to include responsibility for all marketing communications and market management. Prior to joining us, Mr. Spiegel was Vice President of Sales and Marketing for Klinger Scientific, a subsidiary of Micro-Controle SA, which we acquired in 1991.

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer.

COMPENSATION OF EXECUTIVE OFFICERS

The following table and narrative text discusses compensation earned during the fiscal years ended December 31, 2002, 2001 and 2000 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at December 31, 2002 and whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2002 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards (1) ($)	Securities Underlying Options(2) (#)	All Other Compensation(3) ($)
Robert G. Deuster Chairman, President and Chief Executive Officer	2002 2001 2000	360,000 352,115 333,462	— 150,000 573,000	— — —	— 150,000 180,000	13,109 33,692 33,404

Charles F. Cargile(4) Vice President and Chief Financial Officer	2002 2001 2000	250,607 250,000 43,269	— 67,500 40,000	— — 303,000	40,000 80,000 60,000	34,515 32,795 242,702

Jeffrey B. Coyne(5) Vice President, General Counsel and Corporate Secretary	2002 2001 2000	210,000 115,500 —	— 46,200 —	— — —	— 80,000 —	27,957 6,157 —

Kevin T. Crofton(6) Vice President and General Manager, Advanced Packaging and Automation Systems Division	2002 2001 2000	191,596 — —	— — —	— — —	50,000 — —	103,125 — —

Gary J. Spiegel Vice President, Worldwide Sales and Marketing	2002 2001 2000	197,231 189,423 174,385	— 52,091 133,000	— — —	— 50,000 60,000	12,588 23,524 23,404

(1)	The restricted stock award reflected in the table for Mr. Cargile represents 4,000 shares granted on November 16, 2000, which vested 25% on the second anniversary of the grant date and will vest 25% on each anniversary thereafter. The dollar value reflected for such restricted stock represents the market value on the grant date. If we pay dividends on our common stock, corresponding dividends will be paid on such shares of restricted stock. As of December 31, 2002, Mr. Cargile held 3,000 shares of restricted stock, which were valued at $37,680 based on the market value of our common stock as of that date of $12.56 per share. No other Named Executive Officer held shares of restricted stock as of December 31, 2002.

(2)	Number of shares adjusted to reflect our 3-for-1 stock split in May 2000.

(3)	All other compensation consists of (i) company contributions to the 401(k) plan for each Named Executive Officer, and (ii) company-paid premiums for split-dollar life insurance and/or group term life insurance for the benefit of each Named Executive Officer.

(4)	Mr. Cargile joined us in October 2000. The amounts set forth as annual compensation for the year 2000 reflect salary and bonus earned by Mr. Cargile from October through December 2000. All other compensation earned by Mr. Cargile in 2000 consisted of a signing bonus and reimbursement of relocation expenses in connection with his hiring.

(5)	Mr. Coyne joined us in June 2001. The amounts set forth as annual compensation for the year 2001 reflect salary and bonus earned by Mr. Coyne from June through December 2001.

(6)	Mr. Crofton joined us in January 2002. All other compensation earned by Mr. Crofton in 2002 consisted of: (i) reimbursement of relocation expenses, (ii) forgiveness of a portion of the principal balance owed and accrued interest thereon under a promissory note payable to us by Mr. Crofton, pursuant to a relocation loan made in connection with his hiring, and (iii) the contributions and premiums described in footnote (3) above.

OPTION GRANTS

The following table sets forth certain information concerning grants of options to the Named Executive Officers during the fiscal year ended December 31, 2002.

Option Grants in Last Fiscal Year

(Individual Grants)

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Robert G. Deuster	—	—	—	—	—	—
Charles F. Cargile	40,000	3.81%	$12.25	12/12/12	$308,158	$708,934
Jeffrey B. Coyne	—	—	—	—	—	—
Kevin T. Crofton	50,000	4.77%	$25.44	01/08/12	$799,954	$2,027,240
Gary J. Spiegel	—	—	—	—	—	—

The figures above represent options granted pursuant to our 2001 Stock Incentive Plan. The option granted to Mr. Crofton vests in 25% increments on each of the four anniversaries of the grant date. The option granted to Mr. Cargile vests in 50% increments on the first and second anniversaries of the grant date. During 2002, we granted options to purchase a total of 1,048,539 shares of common stock to our employees. All of the options granted to our employees in 2002, including those granted to our Named Executive Officers, were granted at an exercise price equal to the fair market value of the common stock on the date of grant.

The potential realizable value represents amounts, net of exercise price before taxes that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. The amounts are calculated by first taking the market price of our common stock on the grant date and calculating an assumed value at the end of the ten-year option term based on compound annual appreciation rates of 5% and 10%, respectively, then subtracting the exercise price per share and multiplying the resulting amount by the number of shares subject to the option. The 5% and 10% appreciation rates are prescribed by rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

OPTION EXERCISES

The following table sets forth certain information concerning the exercise of options by our Named Executive Officers during the year ended December 31, 2002, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares underlying both exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2002, and the values for “in-the-money” options that represent the total positive spread, if any, between the exercise prices of existing stock options and the closing price of our common stock as of December 31, 2002, which was $12.56.

Aggregated Options Exercised in Last Fiscal Year

and Fiscal Year End Option Values

Name	Number of Shares Acquired on Exercise	Dollar Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Deuster	—	—	701,500	202,500	$5,005,982	—
Charles F. Cargile	—	—	50,000	130,000	—	$12,400
Jeffrey B. Coyne	—	—	20,000	60,000	—	—
Kevin T. Crofton	—	—	—	50,000	—	—
Gary J. Spiegel	—	—	93,250	67,500	$411,160	—

COMPENSATION OF DIRECTORS

Each outside director is paid an annual fee of $15,000 and is reimbursed for expenses incurred in connection with attending Board and committee meetings. In addition, each outside director is paid $1,500 for each Board meeting attended and $1,500 for each committee meeting attended ($1,000 for telephonic Board and committee meetings). An additional $250 is paid to the committee chairperson for each committee meeting. Each outside director receives annually, in January, options to purchase 7,500 shares of common stock, which vest in full on the first anniversary of the grant date. Each new outside director receives options to purchase 16,000 shares of common stock upon commencement of service as a director, which vest at the rate of 25% per year on each anniversary of the grant date. In February 2003, each outside director received a one-time grant of options to purchase 10,000 shares of common stock, which vest in full on the first anniversary of the grant date.

SEVERANCE AND OTHER AGREEMENTS

Severance Compensation Agreements.    We have entered into a severance compensation agreement with each of our Named Executive Officers and certain of our other executive officers providing for certain payments and benefits in the event that such officer’s employment is terminated within two years of a “change in control” of Newport (as defined in the agreement), unless such termination results from the executive officer’s death, disability or retirement, or the executive’s resignation for reasons other than “good reason” (as defined in the agreement), or constitutes a termination by us for “cause” (as defined in the agreement). In such event, the executive officer will be entitled to: (i) a lump sum severance payment equal to twelve months of such officer’s highest base salary during the twelve month period preceding termination (with the exception of Mr. Deuster, who will be entitled to a severance payment of twenty-four months of salary); (ii) a bonus payment equal to such officer’s incentive compensation bonus payable under our annual incentive plan or other bonus plans then in effect, assuming 100% satisfaction of all performance goals; (iii) continuation of benefits under our medical, dental and vision plans, and long-term disability insurance for a specified period of time, (iv) automatic vesting of all unvested restricted stock held by the officer, (v) payment of an amount equal to the difference between the exercise price and fair market price (calculated as set forth in the agreement) of the shares of common stock subject to all vested and unvested stock options held by the officer, and (vi) certain other benefits, including payment of an amount sufficient to offset any “excess parachute payment”

excise tax payable by the officer pursuant to the provisions of the Internal Revenue Code or any comparable provision of state or foreign law.

In addition, our agreement with Mr. Phillippy provides that, in the event we terminate his employment other than for cause at any time during the term of the agreement in absence of a change in control of Newport, he will be entitled to the same salary and bonus severance payments described above. Our agreement with Mr. Deuster provides that, in the event we terminate his employment other than for cause at any time during the term of the agreement in absence of a change in control of Newport, he will be entitled to one-half of the salary severance payment, and all of the bonus severance payment described above.

Indemnification of Officers and Directors.    We have entered into indemnification agreements with each of our executive officers and directors, which provide contractual protection of certain rights of indemnification by us. The indemnification agreements provide for indemnification of our executive officers and directors to the fullest extent permitted by our articles of incorporation, bylaws and applicable law. Under the agreements, we indemnify our executive officers and directors against all fees, expenses, liabilities and losses (including attorney’s fees, judgments, fines, and amounts paid in any settlement we approved) actually and reasonably incurred in connection with any investigation, claim, action, suit or proceeding to which any such officer or director is a party by reason of any action or inaction in his capacity as our officer or director or by reason of the fact that the officer or director is or was serving as our director, officer, employee, agent or fiduciary, or of any of our subsidiaries or divisions, or is or was serving at our request as our representative with respect to another entity, subject to limitations imposed by applicable law. We will not indemnify such officer or director, however, for expenses and the payment of profits arising from the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon the review of copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2002 or prior fiscal years, all of our officers, directors and greater than ten percent stockholders have complied with all applicable Section 16(a) filing requirements, with the following exceptions: (1) Mr. Spiegel did not timely report on Form 4 one sale of common stock which occurred in May 2001, but such sale was subsequently reported on a Form 5 filed in February 2003; (2) Mr. Danielo did not timely report on Form 4 one sale of common stock which occurred in March 2002 in connection with a stock option exercise, but such sale was reported on an amended Form 4 filed in April 2002; and (3) Mr. Cargile did not timely report on Form 4 one option grant which occurred in December 2002, but such option grant was subsequently reported on a Form 4 filed in January 2003.

INFORMATION REGARDING EQUITY COMPENSATION PLANS

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2002.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	3,628,665	$14.52	4,668,393
Equity Compensation Plans Not Approved by Security Holders(1)	924,645	$50.04	—

Total	4,553,310		4,668,393

(1)	The number of shares and weighted average exercise price reflected in the table for equity compensation plans not approved by security holders exclude outstanding options to purchase 780,615 shares of our common stock at a weighted average exercise price of $2.80, which were granted to employees and non-employees upon the assumption and conversion of former options to purchase shares of common stock of Micro Robotics Systems, Inc. (“MRSI”) in connection with our acquisition of MRSI in February 2002. These options were granted outside of a plan pursuant to individual nonqualified stock option agreements, and, therefore, no additional securities are available for future grants.

Equity Compensation Plans Not Approved by Security Holders

In November 1999, our Board adopted our 1999 Stock Incentive Plan (the “1999 Plan”), pursuant to which nonqualified options to purchase shares of our common stock were granted to employees (excluding officers and members of our Board) from November 1999 until May 2001. In May 2001, upon the approval by our stockholders of our 2001 Stock Incentive Plan, the 1999 Plan was terminated for the purposes of future grants. As of December 31, 2002, options to purchase a total of 924,645 shares were outstanding under the 1999 Plan. All options granted under the 1999 Plan were granted at an exercise price equal to the fair market value of the common stock on the grant date, and generally vest in 25% increments on each of the first four anniversaries of the grant date. No option is exercisable more than ten years following the grant date. The right to exercise an option will terminate earlier in the event of termination of the continuous service (as defined in the option agreement) of the employee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specified information with respect to the beneficial ownership of our common stock as of April 3, 2003 by: (1) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock; (2) each of our Named Executive Officers; (3) each of our directors; and (4) all directors and executive officers as a group.

	Number of Shares Beneficially Owned(2)
Name and Address of Beneficial Owners(1)	Number	% of Class
Perkins, Wolf, McDonnell & Company 310 S. Michigan Avenue, Suite 2600 Chicago, IL 60604(3)	4,296,475	11.1%

Private Capital Management Bruce S. Sherman Gregg J. Powers 8889 Pelican Bay Blvd. Naples, FL 34108(4)	2,610,448	6.8%

R. Jack Aplin(5)	61,000	*

Charles F. Cargile(6)	62,692	*

Jeffrey B. Coyne(7)	34,500	*

Kevin T. Crofton(8)	15,452	*

Robert G. Deuster(9)	881,350	2.2%

Robert L. Guyett(10)	124,000	*

Michael T. O’Neill	- 0 -	*

C. Kumar N. Patel(11)	136,349	*

Kenneth F. Potashner(12)	71,426	*

Richard E. Schmidt(13)	313,762	*

Peter J. Simone	1,000

Gary J. Spiegel(14)	141,065	*

All executive officers and directors as a group (14 persons)(15)	2,260,092	5.6%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each holder is c/o Newport Corporation, 1791 Deere Avenue, Irvine, California 92606.

(2)	The beneficial ownership is calculated based on 38,654,616 shares of our common stock outstanding as of April 3, 2003. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of April 3, 2003 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	Consists of 70,000 shares of common stock with respect to which the holder has sole voting and sole dispositive power and 4,226,475 shares of common stock with respect to which the holder has shared voting and shared dispositive power. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 2, filed by the holder with the Securities and Exchange Commission on January 31, 2003.

(4)	Includes 2,595,348 shares of common stock with respect to which the holders have shared voting and shared dispositive power. Also includes 15,100 shares of common stock with respect to which Bruce S. Sherman has sole voting and sole dispositive power. Mr. Sherman is CEO, and Gregg J. Powers is President, of Private Capital Management (PCM). In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group. The beneficial ownership information reflected in the table is included in the Schedule 13G filed jointly by PCM and Messrs. Sherman and Powers with the Securities and Exchange Commission on February 14, 2003.

(5)	Consists of options to purchase 61,000 shares of common stock which are exercisable within 60 days of April 3, 2003.

(6)	Includes 3,000 shares of restricted stock, and includes options to purchase 55,000 shares of common stock which are exercisable within 60 days of April 3, 2003.

(7)	Includes options to purchase 32,500 shares of common stock which are exercisable within 60 days of April 3, 2003.

(8)	Includes options to purchase 12,500 shares of common stock which are exercisable within 60 days of April 3, 2003.

(9)	Includes options to purchase 761,500 shares of common stock which are exercisable within 60 days of April 3, 2003. Also includes 2,000 shares held by Mr. Deuster as trustee of trusts established for certain relatives, over which Mr. Deuster has sole voting and investment power; 200 shares held by Mr. Deuster as custodian for his daughter; and 200 shares held by Mr. Deuster’s son. Mr. Deuster disclaims beneficial ownership of such shares.

(10)	Includes options to purchase 82,000 shares of common stock which are exercisable within 60 days of April 3, 2003. Also includes 42,000 shares held by Mr. Guyett as trustee of a family trust.

(11)	Includes options to purchase 94,000 shares of common stock which are exercisable within 60 days of April 3, 2003.

(12)	Includes options to purchase 58,000 shares of common stock which are exercisable within 60 days of April 3, 2003.

(13)	Includes options to purchase 173,000 shares of common stock which are exercisable within 60 days of April 3, 2003.

(14)	Includes options to purchase 113,250 shares of common stock which are exercisable within 60 days of April 3, 2003. Also includes 25,528 shares held by Mr. Spiegel and his spouse as trustees of a family trust.

(15)	Includes 3,000 shares of restricted stock, and includes options to purchase 1,732,750 shares of common stock which are exercisable within 60 days of April 3, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2002, in connection with Kevin T. Crofton joining us as Vice President and General Manager of our Fiber Optics and Photonics Division, we extended to him a relocation loan pursuant to a promissory note in the principal sum of $110,000, bearing interest at a rate of nine percent (9%) per annum. Pursuant to the terms of such loan, at the end of each six-month period commencing on the date of the note, we will forgive one-sixth of the principal sum, together with accrued interest thereon, so long as Mr. Crofton remains our employee. If we terminate Mr. Crofton’s employment other than for cause, the entire principal sum then outstanding and all interest thereon will be forgiven. If we terminate Mr. Crofton’s employment for cause, or if he voluntarily terminates his employment with us, the entire principal sum then outstanding, together with accrued interest thereon, will become immediately due and payable. The amount currently outstanding under the note is $74,983. The largest amount owed under the note since January 1, 2002 was $114,950.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of three non-employee directors: R. Jack Aplin, Kenneth F. Potashner and Richard E. Schmidt. Each member of the Compensation Committee is an independent director as defined by existing and currently proposed Nasdaq Stock Market rules. Mr. Schmidt served as one of our officers from 1991 to 1996. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

Committee Responsibility     The Compensation Committee is responsible for developing guidelines for, evaluating and approving executive officer compensation and benefit plans, programs and agreements; administering Newport’s stock incentive plans, stock purchase plans and similar incentive plans; and developing guidelines for and approving grants of stock options to key personnel under such incentive plans.

Compensation Policy and Objectives.    The Committee develops and administers Newport’s executive compensation policies and programs with two primary objectives: first, to attract, retain and motivate the high caliber executives required for the success of Newport’s business, and second, to motivate these executives to achieve short-term and long-term goals that enhance long-term stockholder value. To fulfill these objectives, the Committee has adopted the following policies:

•	to pay compensation that is competitive with other companies in Newport’s markets and in its geographic location that have revenues comparable to Newport’s, or that Newport believes compete with it for executive talent;

•	to provide Newport’s executives with an annual incentive that is tied to the achievement of challenging performance objectives; and

•	to provide Newport’s executives with a long-term incentive, in the form of stock options, to retain and motivate them to create long-term stockholder value.

The Committee determines compensation levels for Newport’s executive officers by reviewing compensation surveys of national scope encompassing high technology organizations and compensation data regarding other companies in Newport’s markets that have revenues comparable to Newport’s, or that Newport believes compete with it for executive talent. The Committee’s practice is to target base salaries and total cash compensation at the 50th percentile of these peer companies, and to target total compensation, including equity compensation, at the 75th percentile of these peer companies. The Committee utilizes a combination of compensation elements to achieve its objectives. The basic elements of the executive compensation program are:

Base Salary.    Newport’s base salary levels are determined based on factors including the competitive market, the individual executive’s performance and contributions to Newport’s success, time on the job and internal equity. Annual salary adjustments are determined by individual performance within an annual budget approved by the Committee. Since January 2001, in light of the continued difficult business conditions facing Newport, the Committee has not made any general increases in executive officer salaries, other than in connection with increases in responsibility or for reasons of internal equity.

Annual Incentives.    Newport’s annual incentive program focuses on linking a significant portion of each executive’s total compensation to the achievement of challenging performance targets established at the beginning of each year. The Committee may also award bonuses in cases where such performance targets are not met if itdetermines that the circumstances warrant such action. The performance goals set for each officer vary based upon such executive’s potential impact on Newport’s operating and financial performance, but typically include one or more of the following measures: earnings per share, worldwide sales, divisional operating profit, a combined management measure (CMM) that reflects operating income adjusted for working capital, and individual non-financial goals. The target incentives for each officer range from 50% to 75% of annual salary. For over-achievement of goals, officers can earn up to 200% of the target incentive. The payment of any component of the annual incentive to any executive officer is contingent upon Newport achieving a minimum earnings per share target established by the Committee at the beginning of the year. In 2002, Newport did not meet its earnings per share target, and, accordingly, the Committee did not award any incentive payments to executive officers for such year.

Long-Term Incentives.    To further align the interests of stockholders and managers, and to assist in the retention of key employees, the Committee grants stock options and restricted stock to Newport’s key employees, including officers and executive officers. During 2002, the Committee granted options to purchase an aggregate of 1,048,539 shares of common stock to 137 employees, including officers, of which 749,589 options were granted to 63 employees of Newport’s subsidiary, Micro Robotics Systems, Inc. in connection with the assumption of previously outstanding options upon Newport’s acquisition of that company in February 2002. Options to purchase a total of 90,000 shares were granted during 2002 to two officers. No restricted stock was granted in 2002. The regular broad-based option grant that would have been made in January 2002 was made early in September 2001 to assist in the retention of employees, at which time the Committee granted options to purchase a total of 1,357,325 shares of common stock to employees, including officers. The number of shares awarded is established based upon broad-based plan guidelines and management’s recommendation, and is approved by the Committee. The exercise price for stock options is the fair market value of the stock on the date of the grant. Options generally become exercisable at a rate of 25% per year starting on the first anniversary date of the option grant.

Compensation of Chief Executive Officer.    The Chief Executive Officer participates in the compensation program discussed above. His base salary is set, in the same way as other executive officers, as determined by comparable positions in companies of similar size to Newport in the marketplace. Since January 2001, in light of the continued difficult business conditions facing Newport, the Committee has not increased Mr. Deuster’s base salary. Each year, the Committee approves a performance based incentive plan for the Chief Executive Officer. For 2002, the incentive for Mr. Deuster was based on earnings per share and CMM targets established prior to the beginning of the year. He also had a discretionary portion of the annual incentive linked to achievement of non-financial goals. In 2002, Newport did not meet its earnings per share target, and, accordingly, no incentive payment was made to Mr. Deuster for that year. The Committee did not grant any options to Mr. Deuster in 2002. The annual option grant that would have been made to Mr. Deuster in January 2002 was made early on September 18, 2001, at which time the Committee granted Mr. Deuster options to purchase 90,000 shares of common stock. This grant was made as part of the company-wide grants discussed previously.

Stock Ownership Guidelines.    The Board of Directors has established stock ownership guidelines for executive officers that are designed to increase the executive’s equity stake in Newport and more closely align his or her interests with those of Newport’s stockholders. The guidelines provide that each executive officer should own shares of Newport stock having a value equal to their annual base salary within two years of becoming an officer.

Tax Deductibility of Executive Compensation.    Under Section 162(m) of the Internal Revenue Code, Newport generally receives a federal income tax deduction for compensation paid to any of its Named Executive Officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Newport has not paid, and does not currently expect to pay, any compensation that is not deductible for federal income tax purposes.

Respectfully submitted,

R. Jack Aplin, Chairman

Kenneth F. Potashner

Richard E. Schmidt

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE

Committee Members and Charter.    The Audit Committee is comprised of three directors. Each member is financially literate and two members have prior professional experience in finance and/or accounting. None of the members of the Committee are or have been officers or employees of Newport and each member qualifies as an “independent director” under the current listing standards of the Securities and Exchange Commission and the Nasdaq Stock Market. The Committee operates under a written charter adopted by Newport’s Board. The Committee reviews its charter on an annual basis. A copy of the current charter of the Audit Committee, which was revised in February 2003, is included as Appendix A to this proxy statement.

Role of the Audit Committee.    Newport’s management is responsible for Newport’s financial reporting process, including its systems of internal controls, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Newport’s independent auditors are responsible for auditing those financial statements. The role and responsibility of the Committee is to monitor and review these processes on behalf of the Board of Directors.

The members of the Committee are not employees of Newport and are not, nor do they represent themselves to be accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Committee’s oversight role, the Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles or policies, and appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that Newport’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent auditors included in their report on Newport’s financial statements.

Report of the Audit Committee.    The Committee held ten meetings during 2002, including telephonic meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, and Newport’s independent auditors. In addition to regularly scheduled meetings of the Committee which correspond with the meetings of the Board of Directors held in February, May and November, the Committee held meetings following the end of each quarter for the purposes of reviewing Newport’s quarterly financial statements and its proposed communications with investors regarding its operating results and other financial matters, and for reviewing and approving for filing with the Securities and Exchange Commission Newport’s Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of Newport for the fiscal year ended December 31, 2002, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements. During 2002, the Committee reviewed Newport’s quarterly financial statements and its proposed communications with investors regarding its operating results and other financial matters, and reviewed Newport’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to filing.

The Committee reviewed with Ernst & Young LLP, Newport’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Newport’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States.

The Committee discussed with Ernst & Young LLP the overall scope and plans for their annual audit. The Committee also discussed with management and Ernst & Young LLP the adequacy and effectiveness of accounting and financial controls. The Committee met separately with Ernst & Young LLP, without management present, to discuss the results of their examinations, their evaluations of Newport’s internal controls, and the overall quality of Newport’s financial reporting.

The Committee also has discussed with Ernst & Young LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Committee has received the written disclosures and the letter from Ernst & Young LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee has discussed the independence of Ernst & Young LLP with that firm, including the compatibility of non-audit services with Ernst & Young LLP’s independence. The Committee has concluded that Ernst & Young LLP is independent from Newport and its management.

Based on the Committee’s review of the matters noted above and its discussions with Newport’s independent auditors and Newport’s management, the Committee recommended to the Board of Directors that the audited financial statements be included in Newport’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Pursuant to the authority delegated by the Board of Directors, the Committee has selected Ernst & Young LLP as Newport’s independent auditors for the fiscal year ending December 31, 2003, subject to the approval of Newport’s stockholders.

Mr. Simone was appointed to the Board and the Audit Committee in March 2003. As such, he did not participate in any of the activities referred to in this report.

Respectfully submitted,

Robert L. Guyett, Chairman

C. Kumar N. Patel

Peter J. Simone

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on $100 invested in our common stock for the five years ended December 31, 2002, with the cumulative total return on $100 invested in each of (i) the Nasdaq Market Index, and (ii) a peer group. The graph assumes all investments were made at market value on December 31, 1997 and the reinvestment of all dividends.

The peer group reflected on the graph represents an equal combination of all companies comprising the Semiconductor Equipment & Materials Industry Group (834) Index, the Scientific & Technical Instruments Industry Group (837) Index, and the Communication Equipment Industry Group (841) Index, published by Media General Financial Services, Inc. A listing of the companies comprising each such index is available from us by written request to our Corporate Secretary. We operate in multiple markets, and we believe this peer group is representative of companies that participate in the primary markets that we serve.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG NEWPORT CORPORATION,

NASDAQ MARKET INDEX AND PEER GROUP INDEX

The material in this performance graph is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO

APPROVAL OF AMENDMENT AND RESTATEMENT OF

EMPLOYEE STOCK PURCHASE PLAN

Our Employee Stock Purchase Plan (the “Plan”) was adopted by our Board of Directors on November 15, 1994, was approved by our stockholders on June 7, 1995, and was subsequently amended on May 28, 1997, March 20, 1998 and May 30, 2001. A total of 1,950,000 shares of our common stock are authorized for issuance under the Plan, of which 1,771,795 shares have already been issued and 178,205 remain available for future issuance as of April 1, 2003. The Plan expires on December 31, 2004.

In March 2003, our Board approved, subject to stockholder approval, an amendment and restatement of the Plan, to be effective April 1, 2003, extending the term of the Plan for a period of ten (10) years expiring March 31, 2013, and increasing the number of shares of our common stock authorized for issuance thereunder by an additional 2,000,000 shares (the “Amended and Restated Plan”).

The purposes of the Amended and Restated Plan are to provide an incentive to attract and retain employees, to promote employee morale and to encourage employee ownership of our common stock by permitting them to purchase shares at a discount through payroll deductions. Our Board believes that the Amended and Restated Plan will benefit our hiring and retention efforts, and will further align the interests of participating employees with our interests and the interests of our stockholders.

The following description of the Amended and Restated Plan is qualified in all respects by reference to the Amended and Restated Plan itself, a copy of which is included as Appendix B to this proxy statement.

Description of the Amended and Restated Plan

The Amended and Restated Plan permits eligible employees to subscribe for and purchase directly from us shares of our common stock at a discount from the market price, and to pay the purchase price through payroll deductions. The Amended and Restated Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

The Amended and Restated Plan may be administered by either our Board or a committee appointed by the Board (the “Administrator”). The Board of Directors has delegated administration of the Amended and Restated Plan to the Compensation Committee, which is comprised of three non-employee directors who are not eligible to participate in the Amended and Restated Plan. Subject to the provisions of the Amended and Restated Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the Amended and Restated Plan.

Each of our U.S. employees who customarily works more than 20 hours per week and more than five months in any calendar year is eligible to participate in the Amended and Restated Plan as of the first day of the calendar quarter coincident with or next following the date of commencement of such employee’s employment with us or our subsidiaries. As of April 1, 2003, six executive officers and approximately 726 other employees were eligible to participate in the Amended and Restated Plan. Our Board believes that the benefits or amounts that will be received by any participant under the Amended and Restated Plan cannot be determined.

Each offering under the Amended and Restated Plan (each, an “Offering Period”) will commence on the first day of each calendar quarter (the “Grant Date”) and will continue for a period of three months ending on the last day of such calendar quarter (the “Purchase Date”).

Eligible employees who elect to participate in an Offering Period will designate prior to the commencement of the Offering Period the amount of payroll deductions to be made from his or her paycheck for the purchase of shares of our common stock under the Amended and Restated Plan, which amount may not exceed 15% of such employee’s compensation. For this purpose, “compensation” means the amount indicated on the Form W-2 issued to the employee by us, including any elective deferrals with respect to any plan qualified under either Section 125 or

Section 401(a) of the Internal Revenue Code of 1986, as amended. A participant may decrease the amount of payroll deductions at any time during the Offering Period, and may withdraw from the Offering Period at any time prior to the Purchase Date and receive a refund of his or her payroll deductions, without interest.

On the Purchase Date, shares of our stock will be purchased automatically for each participant with the amounts held from his or her payroll deductions at a price equal to 85% of the fair market value of the shares on the Grant Date or 85% of the fair market value of the shares as of the Purchase Date, whichever is lower. An employee may not participate in an Offering Period if, immediately after the purchase of shares, the employee would own shares or hold options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of our stock. No employee may purchase stock under the Amended and Restated Plan (and any similar purchase plans offered by us) having a fair market value, determined as of each applicable Grant Date, which exceeds $25,000 in any calendar year.

A participant has no interest or voting rights with respect to the shares of stock to be purchased until such shares are purchased. A participant’s rights in the Amended and Restated Plan are nontransferable other than upon the death of the participant. The Amended and Restated Plan is administered in a manner designed to ensure that any affiliate participant’s commencement or discontinuation of participation in the Amended and Restated Plan or increase or decrease of payroll deductions will be effected in compliance with the exemptions from liability under Section 16(b) of the Securities Exchange Act of 1934 as set forth in Rule 16b-3 promulgated thereunder.

Our Board may at any time amend, suspend or terminate the Amended and Restated Plan; provided, that any amendment that would (i) increase the aggregate number of shares authorized for sale under the Amended and Restated Plan (except pursuant to adjustments provided for in the Amended and Restated Plan), (ii) materially modify the standards of eligibility for participation, or (iii) materially increase the benefits which accrue to participants under the Amended and Restated Plan, shall not be effective unless approved by our stockholders within 12 months of the adoption of such amendment by the Board of Directors. Unless earlier terminated by our Board, the Amended and Restated Plan will terminate on March 31, 2013 or when all shares authorized for sale thereunder have been sold, whichever is earlier.

Summary of Federal Income Tax Consequences of the Amended and Restated Plan

No taxable income is recognized by a participant either at the time of election to participate in an offering under the Amended and Restated Plan or at the time shares are purchased thereunder.

If shares are disposed of at least two years after the Grant Date and at least one year after the Purchase Date, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (ii) the excess of the fair market value of the shares on the Grant Date over the purchase price will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain. Any long-term capital gain will be taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss will depend on the participant’s other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

If a participant disposes of the shares before the expiration of the one-year and two-year holding periods described above (a “disqualifying disposition”), then upon such disposition the federal income tax consequences will be as follows: (1) the difference between the purchase price and the fair market value of the shares on the date of purchase will be taxed to the participant as ordinary income, and (2) the excess, if any, of the fair market value of the shares on the date of disposition over their fair market value on the date of purchase will be taxed as capital gain. If the shares are sold for less than their fair market value on the purchase date, the same amount of ordinary income will be attributed to the participant and a capital loss recognized equal to the difference between the sale price and the value of the shares on such purchase date. As indicated above, the ability of the participant to utilize such a capital loss will depend on the participant’s other tax attributes and the statutory limitation on capital losses not discussed herein.

The amount of ordinary income recognized by the participant will be deductible by us for federal income tax purposes.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy. Proxies received in response to this solicitation will be voted in favor of the approval of the amendment and restatement of the Plan unless otherwise specified in the proxy.

The Board of Directors recommends a vote “FOR” approval of this proposal.

PROPOSAL THREE

APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board has approved the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2002. Nevada General Corporation Law does not require the approval of the selection of the independent auditors by our stockholders, but in view of the importance of the financial statements to stockholders, our Board deems it desirable that stockholders pass upon the selection of auditors.

A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. If this proposal is not approved, the Audit Committee shall reconsider the proposal.

The Board of Directors recommends a vote “FOR” this proposal.

Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2002 and the review of the consolidated financial statements included in our Forms 10-Q for fiscal 2002 were $423,000.

Financial Information Systems Design and Implementation Fees.    Ernst & Young LLP did not provide, and it did not bill any fees for, financial information systems design and implementation services in 2002.

All Other Fees.    The aggregate fees billed to us for all other services rendered by Ernst & Young LLP to us for fiscal 2002, were $1,612,000, which included audit related services in the amount of $151,000, and tax preparation and planning services in the amount of $1,461,000.

Consistent with Securities and Exchange Commission rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of the independent auditors. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by Ernst & Young LLP. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has reviewed and discussed the services, in addition to audit services, rendered by Ernst & Young LLP during 2002, as well as the fees paid therefor, and has determined that the provision of such other services by Ernst & Young LLP, and the fees paid therefor, were compatible with maintaining Ernst & Young LLP’s independence.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By order of the Board of Directors

Jeffrey B. Coyne Vice President, General Counsel and Corporate Secretary

APPENDIX A

NEWPORT CORPORATION

AUDIT COMMITTEE CHARTER

(as revised and adopted February 2003)

I.	Organizational Matters

A.	Formation; Purpose. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling their oversight responsibility to stockholders, potential stockholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the independent auditor’s qualifications and independence and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, the independent auditors, the internal auditors and management of the Company.

B.	Membership Qualifications.

1.	The Audit Committee shall be comprised of at least three (3) members of the Company’s Board of Directors.

2.	Members of the Audit Committee shall have no relationship that may interfere with their independence from management and the Company or with the exercise of their duties as committee members.

3.	Each member shall meet the independence standards of (a) Rule 4200(a)(14) of the Nasdaq Marketplace Rules (during such time as the Company’s Common Stock is quoted on the Nasdaq Stock Market), or of the exchange on which the Company’s securities are listed, (b) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and (c) the rules and regulations of the Securities and Exchange Commission (“SEC”).

4.	All members shall be financially literate, and at least one member of the Audit Committee shall be a financial expert as defined by the SEC and Nasdaq.

C.	Powers of the Committee. In the exercise of its responsibilities hereunder:

1.	The Audit Committee shall have the sole authority to appoint and, when deemed appropriate, replace the Company’s independent auditors (subject, if applicable, to stockholder ratification).

2.	The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee, and the Company shall provide appropriate funding for the compensation of such consultants.

3.	The Audit Committee shall have full and unfettered access to all books, records, facilities, and personnel of the Company.

4.	The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

5.	The Audit Committee may form and delegate authority to subcommittees consisting of one or more members as appropriate, including the authority to grant preapprovals of permitted non-audit services,

provided that any decision of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next meeting.

D.	Review of Charter and Committee Performance. The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. In addition, the Audit Committee will annually evaluate its own performance.

II.    Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process and the underlying system of internal controls on behalf of the Board and report the results of its activities to the Board. The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

A.	Appointment and Review of Independent Auditors.

1.	The Audit Committee shall have the sole authority to appoint or replace the independent auditors (subject, if applicable, to stockholder ratification). The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee, as representatives of the Company’s stockholders. The independent auditing firm may not be appointed if any senior management personnel of the Company had been employed by such firm and had participated in any audit of the Company during the one-year period preceding the initiation of the current audit.

2.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors. Ensure the rotation of audit personnel as required by law.

3.	Pre-approve the fees to be paid to the independent auditors for audit services.

4.	Oversee the work of the independent auditors, including resolution of any disagreements between management and the independent auditors regarding financial reporting issues.

5.	Pre-approve the retention of the independent auditors for any non-audit service and the fee for such service, subject to the de minimus exception contained in Section 10A(i)(1)(B) of the Exchange Act (which services shall be approved by the Audit Committee prior to completion of the audit for such year). With respect to general tax analysis and advice, such pre-approval may be on an annual basis based on the expected activities for the succeeding year. Such non-audit services may not include any services prohibited by law.

6.	Receive periodic reports from the independent auditors regarding the auditor’s independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, discuss such reports with the auditors, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

7.	Evaluate the performance of the independent auditors.

8.	Establish guidelines for the Company’s hiring of employees of the independent auditors that meet SEC rules and regulations and Nasdaq listing requirements.

9.	At least annually, obtain and review a report by the independent auditors describing: (a) the firm’s internal quality control procedures, and (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

B.	Annual Audit and Related Matters.

1.	Meet with the independent auditors prior to the audit to review the overall scope of the audit, the planning and staffing thereof and the proposed fees therefor.

2.	Review with management and the independent auditors the annual audited financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K).

3.	Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management.

4.	Discuss with management and the independent auditors the adequacy and effectiveness of the Company’s financial staff and accounting and financial controls, including the Company’s systems to monitor and manage business risk, and the Company’s legal and ethical compliance programs.

5.	Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

6.	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

8.	Discuss with the independent auditors significant matters with respect to which they consulted their national office, and, if so determined by the Audit Committee, discuss such matters with the national office of the independent auditors.

9.	Meet with management and the independent auditors in separate executive sessions to discuss issues relating to the annual audited financial statements. Inquire of the independent auditors as to whether any director, officer or employee of the Company has attempted to fraudulently influence, coerce, manipulate or mislead the auditors.

10.	Review any disclosures made to the Audit Committee by the chief executive officer and/or chief financial officer during their certification process for the Form 10-K regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11.	Obtain confirmation from the independent auditors that, in the course of the audit, they have not detected or otherwise become aware of any information indicating that an “illegal act” (as defined in Section 10A of the Securities Exchange Act of 1934) has occurred.

12.	Review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

13.	Based upon its reviews and discussions, the Audit Committee shall recommend to the Board of Directors as to whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

14.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

15.	Review the content and clarity of communications with the public regarding annual operating results and any forward-looking financial guidance to analysts and rating agencies prior to their release.

C.	Review of Quarterly Financial Statements and Related Matters.

1.	Review with management and the independent auditors the Company’s quarterly financial statements and management’s discussion and analysis of financial condition and results of operations prior to the filing of the Company’s Form 10-Q.

2.	Review with management and the independent auditors the results of the independent auditors’ reviews of the quarterly financial statements, and discuss with the independent auditors any other matters required to be communicated to the Audit Committee under generally accepted auditing standards.

3.	Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management.

4.	Discuss with the independent auditors significant matters with respect to which they consulted their national office, and, if so determined by the Audit Committee, discuss such matters with the national office of the independent auditors.

5.	Meet each quarter with management and the independent auditors in separate executive sessions to discuss issues relating to the quarterly financial statements. Inquire of the independent auditors as to whether any director, officer or employee of the Company has attempted to fraudulently influence, coerce, manipulate or mislead the auditors.

6.	Review any disclosures made to the Audit Committee by the chief executive officer and/or chief financial officer during their certification process for the Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7.	Review the content and clarity of communications with the public regarding operating results and any forward-looking financial guidance provided to analysts and rating agencies for each of the first three fiscal quarters of each year prior to their release.

D.	General Oversight Responsibilities.

1.	Review the content and clarity of all material communications with the public regarding changes in financial projections prior to their release.

2.	Meet periodically with management to review the Company’s major risk exposures, including financial, industry and operational risks, and the steps management has taken to monitor and control such exposures.

3.	Review major changes to the Company’s accounting policies, principles and practices.

4.	Obtain reports from management that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct, including disclosures of insider and affiliated party transactions.

5.	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

7.	Establish procedures for receiving, retaining and investigating reports of illegal acts involving the Company detected by the independent accountants or others and, in accordance with such procedures, supervise the investigation of such reports of illegal acts, review the actions taken or to be taken by the Company to remediate such illegal acts, and, if appropriate, recommend further action by the Board of Directors. Establish procedures for the confidential, anonymous submission by employees of the Company and others of concerns or complaints regarding questionable accounting or auditing matters, and investigate any such concerns or complaints.

8.	Review and approve all related party transactions (as defined in Section 404 of Regulation S-K) involving the Company.

9.	Review and discuss with management and the independent auditors new or proposed accounting rules or pronouncements that may affect the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

APPENDIX B

NEWPORT CORPORATION

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

This AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is established by NEWPORT CORPORATION, a Nevada corporation (the “Company”) effective as of April 1, 2003 (the “Effective Date”).

RECITALS

WHEREAS, the Company established an Employee Stock Purchase Plan (the “ESPP”) effective January 1, 1995, adopted by the Company’s Board of Directors and approved by the Company’s stockholders, which was amended on May 28, 1997, March 20, 1998, and May 30, 2001, and terminates on December 31, 2004;

WHEREAS, the total number of shares of the Company’s common stock authorized for issuance under the ESPP effective as of January 1, 1995 was 250,000 shares, which number of shares was increased to 650,000 shares effective as of May 28, 1997, and further increased to 1,950,000 shares effective as of May 30, 2000, as a result of the Company’s three-for-one stock split; and

WHEREAS, on March 21, 2003, the Company’s Board of Directors approved, subject to stockholder approval, an amendment and restatement of the ESPP, to be effective April 1, 2003, extending the term of the ESPP for a period of ten (10) years expiring March 31, 2013, and increasing the number of shares of the Company’s common stock authorized for issuance thereunder by an additional 2,000,000 shares.

NOW, THEREFORE, the Company hereby amends and restates the ESPP in its entirety as hereinafter set forth.

ARTICLE I

PURPOSE OF THE PLAN

1.1    Purpose.  The Company has determined that it is in its best interests to provide an incentive to attract and retain employees and to increase employee morale by providing a program through which employees may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan are to be construed in a manner consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

ARTICLE II

DEFINITIONS

2.1    Compensation.  “Compensation” means the amount indicated on the Form W-2, including any elective deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Internal Revenue Code of 1986, issued to an employee by the Company.

2.2    Employee.  “Employee” means each person currently employed by the Company or any of its United States operating subsidiaries on a full time basis (persons who customarily average more than twenty (20) hours per week and are customarily employed for more than five (5) months in any calendar year), any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company and any person qualifying as a common law employee of the Company.

2.3    Effective Date.  “Effective Date” means April 1, 2003.

2.4    5% Owner.  “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing 5% or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

2.5    Grant Date.  “Grant Date” means the first day of each Offering Period (January 1, April 1, July 1 and October 1) under the Plan.

2.6    Participant.  “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.7    Plan Year.  “Plan Year” means the twelve consecutive month period ending on December 31.

2.8    Offering Period.  “Offering Period” means the three consecutive month periods coinciding with the calendar quarter (January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31) each Plan Year.

2.9    Purchase Date.  “Purchase Date” means the last day of each Offering Period (March 31, June 30, September 30 or December 31).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1    Eligibility.  Each Employee of the Company is eligible to become a Participant in the Plan on the first day of each calendar quarter coincident with or next following the date of commencement of each such Employee’s employment with the Company.

3.2    Participation.  An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his or her completion and delivery to the Human Resources Department of the Company of a subscription agreement provided by the Company (the “Subscription Agreement”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Grant Date coincident with or next following the filing of the Participant’s Subscription Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article VIII or by the filing of a new Subscription Agreement providing for a change in the Participant’s payroll deduction rate under Section 5.2.

3.3    Special Rules.  Under no circumstances shall:

(a)    A 5% Owner be granted a right to purchase Company Stock under the Plan; or

(b)    A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceeds an amount equal to the Aggregate Maximum. “Aggregate Maximum” means an amount equal to $25,000 worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Grant Date) during each Plan Year.

ARTICLE IV

OFFERING PERIODS

4.1    Offering Periods.  The initial grant of the right to purchase Company Stock under the Plan shall commence on the Effective Date and terminate on the next Purchase Date. Thereafter, the Plan shall provide for Offering Periods commencing on each Grant Date and terminating on the next following Purchase Date.

ARTICLE V

PAYROLL DEDUCTIONS

5.1    Participant Election.  Within the Subscription Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated as a whole percentage of Participant’s Compensation, not to exceed 15% of Compensation for any Plan Year. The amount so designated within the Subscription Agreement shall be effective as of the next Grant Date and shall continue until terminated or altered in accordance with Section 5.2 below.

5.2    Changes in Election.  A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article VIII. A Participant may decrease the rate of payroll deductions at any time during any Offering Period by completing and delivering to the Human Resources Department of the Company a new Subscription Agreement setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the Human Resources Department a new Subscription Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Subscription Agreement.

5.3    Participant Accounts.  The Company shall establish and maintain a separate account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his or her Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

ARTICLE VI

GRANT OF PURCHASE RIGHTS

6.1    Right to Purchase Shares.  On each Grant Date, each Participant shall be granted a right to purchase at the price determined under Section 6.2 that number of whole shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his Account. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, such amounts shall remain in the Participant’s Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

6.2    Purchase Price.  The purchase price for any Offering Period shall be the lesser of:

(a)    85% of the Fair Market Value of Company Stock on the Grant Date; or

(b)    85% of the Fair Market Value of Company Stock on the Purchase Date.

6.3    Fair Market Value.  “Fair Market Value” on any given date means the value of one share of Company Stock, determined as follows:

(a)    If the Company Stock is then listed or admitted to trading on the Nasdaq National Market System or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the Nasdaq National Market System or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the Nasdaq National Market System or such exchange on the next preceding day on which a sale occurred.

(b)    If the Company Stock is not then listed or admitted to trading on the Nasdaq National Market System or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

(c)    If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator (defined in Section 9.1(a) below) in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

ARTICLE VII

PURCHASE OF STOCK

7.1    Purchase of Company Stock.  Absent an election by the Participant to terminate and have his or her Account returned, on each Purchase Date, the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock at the purchase price determined under Section 6.2 above as can be purchased with the amounts held in each Participant’s Account. The Plan shall not be required to purchase any fractional shares of Company Stock. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant’s Account and carried forward to the next Offering Period.

7.2    Delivery of Company Stock.

(a)    Company Stock acquired under the Plan may either be issued directly to Participants or may be issued to a contract administrator (the “Agent”) engaged by the Administrator under Article IX to carry out responsibilities under the Plan. If the Company Stock is issued in the name of the Agent, all Company Stock so issued (“Plan Held Stock”) shall be held in the name of the Agent for the benefit of the Plan. The Agent shall maintain accounts for the benefit of the Participants which shall reflect each Participant’s interest in the Plan Held Stock. Such accounts shall reflect the number of shares of Company Stock that are being held by the Agent for the benefit of each Participant.

(b)    Any Participant may elect to have the Company Stock purchased under the Plan from his or her Account be issued directly to the Participant. Any election under this paragraph shall be on the forms provided by the Company and shall be issued in accordance with paragraph (c) below.

(c)    In the event that Company Stock under the Plan is issued directly to a Participant, the Company will deliver to each Participant a stock certificate or certificates issued in his name for the number of shares of Company Stock purchased as soon as practicable after the Purchase Date. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

ARTICLE VIII

WITHDRAWAL

8.1    In Service Withdrawals.  At any time prior to the Purchase Date of an Offering Period, any Participant may withdraw the amounts held in his Account by executing and delivering to the Human Resources Department for the Company written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, that Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period and the next succeeding Offering Period, but may then be reinstated as a Participant for a subsequent Offering Period by executing and delivering a new Subscription Agreement to the Company.

8.2    Termination of Employment.

(a)    In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant or his beneficiary, without interest.

(b)    A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant’s Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above.

(c)    Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Company may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant and no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Company shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, the Company, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

ARTICLE IX

PLAN ADMINISTRATION

9.1    Plan Administration.

(a)    Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors of the Company, or a committee thereof (herein referred to as the “Administrator”). The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b)    In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

(i)    To designate agents to carry out responsibilities relating to the Plan;

(ii)    To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

(iii)    To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

(iv)    To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

(c)    Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his or her beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.

9.2    Limitation on Liability.  No Employee of the Company or member of the Administrator shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Administrator, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his duties under the Plan.

ARTICLE X

COMPANY STOCK

10.1    Limitations on Purchase of Shares.  The maximum number of shares of Company Stock that shall be made available for future sale under the Plan shall be 2,178,205 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be either purchased in broker’s transactions in accordance with the requirements of federal securities laws or issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable or purchasable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant if necessary.

10.2    Voting Company Stock.  The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been purchased.

10.3    Registration of Company Stock.  Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.

10.4    Changes in Capitalization of the Company.  Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

10.5    Merger of Company.  In the event that the Company at any time proposes to merge into, consolidate with or to enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a “reverse” merger in which the Company is the surviving entity), the Plan shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of rights theretofore granted, or the substitution for such rights of new rights covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the rights theretofore granted or the new rights substituted therefore, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of rights theretofore granted or the substitution for such rights of new rights covering the shares of a successor corporation, then the Administrator shall cause written notice of the proposed transaction to be given to the persons holding rights not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such rights shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.

ARTICLE XI

MISCELLANEOUS MATTERS

11.1    Amendment and Termination.  The Plan shall terminate on March 31, 2013. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:

(a)    Increase the number of shares of Company Stock that may be issued under the Plan;

(b)    Materially modify the requirements as to eligibility for participation in the Plan; or

(c)    Materially increase the benefits which accrue to Participants under the Plan.

11.2    Stockholder Approval.  Continuance of the Plan and the effectiveness of any right granted hereunder shall be subject to approval by the stockholders of the Company, within twelve months before or after the date the Plan is adopted by the Board of Directors of the Company.

11.3    Benefits Not Alienable.  Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

11.4    No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

11.5    Governing Law.  To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

11.6    Non-business Days.  When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

11.7    Compliance With Securities Laws.  Notwithstanding any provision of the Plan, the Administrator shall administer the Plan in such a way to insure that the Plan at all times complies with any requirements of Federal Securities Laws. For example, affiliates may be required to make irrevocable elections in accordance with the rules set forth under Section 16b-3 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, NEWPORT CORPORATION has caused this instrument to become effective as of April 1, 2003.

NEWPORT CORPORATION

By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne, Vice President, General Counsel and Corporate Secretary

NEWPORT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 21, 2003

9:00 a.m. PDT

1791 Deere Avenue

Irvine, CA 92606

Newport Corporation 1791 Deere Avenue Irvine, California 92606	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, the undersigned revokes all prior proxies and appoints Robert G. Deuster and Charles F. Cargile, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Newport Corporation which the undersigned is entitled to represent and vote on the matters shown on the reverse side at the 2003 Annual Meeting of Stockholders of Newport Corporation to be held at the corporate headquarters, 1791 Deere Avenue, Irvine, California 92606 on Wednesday, May 21, 2003, at 9:00 a.m. PDT and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

(continued, and to be completed, dated and

signed on the reverse side)

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of two Class III directors (to serve for four years):	01 C. Kumar N. Patel 02 Peter J. Simone	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instruction: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the amendment and restatement of Newport’s Employee Stock Purchase Plan.	☐ For	☐ Against	☐ Abstain

3.	Ratification of appointment of Ernst & Young LLP as Newport’s independent auditors for the year ending December 31, 2003:	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Dated: , 2003

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.